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                                                                    EXHIBIT  3.3


                         CERTIFICATE OF INCORPORATION OF
                       COMMEMORATIVE BRANDS, INC. WITH ALL
                   AMENDMENTS (F/K/A SCHOLASTIC BRANDS, INC.,
                 CLASS RINGS, INC. AND KEEPSAKE JEWELRY, INC.)


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                          CERTIFICATE OF INCORPORATION

                                       OF

                             KEEPSAKE JEWELRY, INC.

         1. The name of the corporation is Keepsake Jewelry, Inc. (the "Corporation").

         2. The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, County of Kent, Dover, Delaware 19901. National Corporate Research, Ltd. is the Corporation's registered agent at that address.

         3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

         4. The Corporation shall have authority to issue one thousand (1,000) shares of Common Stock, par value one cent ($.01) per share.

         5. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

         6. The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

         7. The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section l45 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have


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power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

         8. The election of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

         9. Janet C. Walden is the sole incorporator and her mailing address is c/o Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022. Date:
March 28, 1996.


                                    /s/ Janet C. Walden
                                    ------------------------------------
                                    Janet C. Walden, Sole Incorporator





                                      -3-
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             KEEPSAKE JEWELRY, INC.

         KEEPSAKE JEWELRY, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

         1. The board or directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the board, duly adopted a resolution proposing and declaring advisable, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the following amendment to the Certificate of Incorporation of the Corporation:

         Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "FIRST, The name of the corporation is CLASS RINGS, INC."

         2. The aforesaid amendment was duly adopted by the written consent of the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.



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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be signed this 14th day of May, 1996.

                                      By:  /s/ David B. Pittaway
                                           ---------------------------------
                                           Name:  David B. Pittaway
                                           Title: President



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CLASS RINGS, INC.

         CLASS RINGS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the Stare of Delaware, DOES HEREBY CERTIFY THAT: 1. The board of directors of the Corporation, by the unanimous written consent of its members filed with the minute of the board, duly adopted a resolution proposing and declaring advisable, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the following amendment to the Certificate of Incorporation of the Corporation:

         Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "FIRST, The name of the corporation is SCHOLASTIC BRANDS, INC."

         2. The aforesaid amendment was duly adopted by the written consent of the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 18th day of November 1996.

                                    By:  /s/ David B. Pittaway
                                         ---------------------------------------
                                         Name:  David B. Pittaway
                                         Title: President










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




                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SCHOLASTIC BRANDS, INC.

         SCHOLASTIC BRANDS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that: 1. The board of directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the board, duly adopted a resolution proposing and declaring advisable, in accordance with
Section 242 of the General Corporation Law of the State of Delaware, the following amendment to the Certificate of Incorporation of the Corporation:

         Article 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "4A. The Corporation shall have authority to issue Seven Hundred Fifty Thousand (750,000) shares of Common Stock, par value $.01 per share, and Seven Hundred Fifty Thousand (750,000) shares of Preferred Stock, par value $.01 per share.

                  4B. Shares of Preferred Stock may be issued by the Corporation from time to time in one or more classes or series, with such designations, powers, privileges, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions thereon, as are permitted by law and as the Board of Directors shall from time to time provide for by resolution or resolutions duly adopted, including, without limitation, voting powers, if any (including multiple or fractional votes per share), dividend rights, if any (including dividend preferences or limited or unlimited dividend participation), conversion rights, mandatory or optional redemption rights or restrictions and preferences, on limited or unlimited participation or in the amount to be paid on liquidation, and the Board of Directors is hereby authorized to fix and determine the powers, privileges, preferences and rights of any series of Preferred Stock (including, but not limited to, applicable conversion or redemption rates or prices or dividend rate), and to fix the number of shares constituting any such series and



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         to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         2. The aforesaid amendment was duly adopted by the written consent of the sole stockholder of the Corporation in accordance with Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 10th day of December 1996.

                                    By:  /s/ David B. Pittaway
                                         --------------------------------------
                                         Name:  David B. Pittaway
                                         Title: President











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


                             SCHOLASTIC BRANDS, INC.

                         CERTIFICATE OF DESIGNATIONS OF
               SERIES A PREFERRED STOCK SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OF SUCH PREFERRED STOCK

         Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY that the Board of Directors of Scholastic Brands, Inc., a Delaware corporation (the "Corporation"), duly adopted the following resolution on December 10, l996, with the preferences and rights set forth therein having been fixed by the Board of Directors pursuant to Article 4 of the Corporation's Certificate of Incorporation, as amended, and that such resolution has not been modified and is in full force and effect:

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), a series of preferred stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         Section 1. DESIGNATION, NUMBER AND RANKING.

                  (a) The shares of such series shall be designated us "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 100,000.

                  (b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Series B Preferred Stock, par value $.01 per share, of the Corporation ("Series B Preferred Stock") and the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and shall, at all times and wit respect to dividend rights and rights on liquidation, dissolution and winding-up, rank senior to all other classes and series of capital stock of the Corporation, other than capital stock authorized as provided in Section 3(b), now or hereafter authorized.

         Section 2. DIVIDENDS.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends at an annual rate on the Liquidation Preference (as defined in Section 6 below) thereof equal to 12%, calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in cash in immediately available funds on the last Business Day (as defined in paragraph
(e) below) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing January 31, 1997.


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                  (b) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the date on which the shares of Series A Preferred Stock are issued, and shall accrue on a daily basis, in each case whether or not declared and whether or not in any fiscal year there shall be surplus, net profits or the assets of the Company legally available for the payment of dividends. All dividends declared upon Series A Preferred Stock shall be paid pro rata to the holders entitled thereto. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of the dividends payable pursuant to Section 2(a), which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (c) No dividends shall be paid upon, or declared and set apart for payment on, any shares of Series A Preferred Stock, unless and until all the cumulative dividends required to be paid to the holders of the shares of Series A Preferred Stock for all prior dividend periods shall have been declared and paid in full.

                  (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends except as provided herein.

                  (e) For the purpose of this Certificate of Designations, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         Section 3. VOTING RIGHTS.

                  In addition to any voting rights required by law, unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so us to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Corporation with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in either case so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof.

         Section 4. CERTAIN RESTRICTIONS.

                  So long as any share of Series A Preferred Stock shall be issued and outstanding, the Corporation shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, or redeem or otherwise repurchase, any shares of Common Stock or other shares of capital stock of the Corporation ranking, as to


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

dividend rights or rights on liquidation, dissolution or winding up, junior to the Series A Preferred Stock, other than dividends payable in Common Stock or in another stock ranking junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up.

         Section 5. REDEMPTION.

                  (a) The Corporation, at its option, may redeem all or any portion of the outstanding shares of Series A Preferred Stock at the liquidation preference of $100 per share plus an amount equal to any dividends thereon cumulated or accrued but unpaid, whether or not declared, if any, to the date fixed for redemption (such amount being referred to herein as the "Redemption Price"), at any time or from time to time (any such date of redemption being referred to herein as a "Redemption Date").

                  (b) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation should effect such redemption PRO RATA among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

                  (c) At least thirty (30) days prior to any proposed Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificate(s) representing the shares to be redeemed (such notice being referred to herein as the "Redemption Notice"). On or prior to each Redemption Date, each holder of record of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except for the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed outstanding for any purpose whatsoever.

                  (d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the amount of authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or


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any part of the Series A Preferred Stock at such price or prices as the
Corporation and the selling holders of the Series A Preferred Stock may mutually determine, subject to the provisions of applicable law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series B Preferred Stock, the Common Stock or any other capital stock of the Corporation ranking Junior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $100 per share (the "Liquidation Preference"), plus any dividends thereon cumulated or accrued but unpaid, whether or not declared, if any. If upon any such liquidation, dissolution or winding up of lb. Corporation the remaining assets of the Corporation available for the distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Parity Stock") the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by thorn upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) Neither the consolidation or merger of the Corporation with or into any other person nor the sale or other distribution to another person of all or substantially all the assets of the Corporation, in each case when permitted by Section 3(b), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         IN WITNESS WHEREOF, Scholastic Brands, Inc. has caused this Certificate of Designations to be duly executed by its President on this 12th day of December, 1996.

                                      SCHOLASTIC BRANDS, INC.


                                      By:  /s/ David B. Pittaway
                                           ------------------------------------
                                           Name:  David B. Pittaway
                                           Title: President



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                             SCHOLASTIC BRANDS, INC.

                         CERTIFICATE OF DESIGNATIONS OF
               SERIES B PREFERRED STOCK SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OF SUCH PREFERRED STOCK

         Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY that the Board of Directors of Scholastic Brenda, Inc., a Delaware corporation (the "Corporation"), duly adopted the following resolution on December 10, 1996, with the preferences and rights set forth therein having been filed by the Board of Directors pursuant to Article 4 of the Corporation's Certificate of Incorporation, as amended, and that such resolution has not been modified and is in full force and effect:

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), a series of preferred stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         Section 1. DESIGNATION, NUMBER AND RANKING.

                  (a) The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock"). The number of shares constituting the Series B Preferred Stock shall be 375,000.

                  (b) The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank junior to the Series A Preferred Stock, par value $.01 per share, of the Corporation ("Series A Preferred Stock") and shall rank senior to the Common Stock par value $.01 per share, of the Corporation ("Common Stock").

         Section 2. DIVIDENDS.

                  No dividends shall accrue on the Series B Preferred Stock. Dividends on the Series B Preferred Stock shall be payable only when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor.


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         Section 3. VOTING RIGHTS.

                  In addition to any voting rights required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (a) Except as otherwise required by applicable law or by the provisions of paragraph (b) of this Section 3, each share of Series B Preferred Stock shall entitle the holder thereof to one vote, in person or by proxy, at any annual or special meeting of stockholders, on all matters presented to holders of Common Stock generally, voting together as a single class with the holders of the Common Stock.

                  (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, in person or by proxy, at an annual or special meeting of stockholders, called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to affect adversely any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Corporation with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in either case so as to affect adversely any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof.

         Section 4. CERTAIN RESTRICTIONS.

                  So long as any share of Series B Preferred Stock shall be issued and outstanding, the Corporation shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to any shares of Common Stock or other shares of capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to the payment of dividend or upon liquidation, dissolution or winding up, other than dividends payable in Common Stock or in another stock ranking junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up.

         Section 5. REDEMPTION.

                  The Corporation shall not have the right to redeem any shares of Series B Preferred Stock

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its Stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of the Series A Preferred Stock and any other class of stock of the Corporation ranking senior to the Series B Preferred Stock upon liquidation, dissolution or winding-up (such stock being referred to herein as "Senior Stock") in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the

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Corporation ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $100 per share, plus all accrued and unpaid dividends thereon, if any. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series B Preferred Stock and the holder of shares of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Parity Stock") the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) Neither the consolidation or merger of the Corporation with or into any other person nor the sale or other distribution to another person of all or substantially all the assets of the Corporation, in each case when permitted by Section 3(b), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         IN WITNESS WHEREOF, Scholastic Brands, Inc. has caused this Certificate of Designations to be duly executed by its President on this 12th day of December, 1996.

                                    SCHOLASTIC BRANDS, INC.


                                    By:  /s/ David B. Pittaway
                                         -----------------------------------
                                         Name:  David B. Pittaway
                                         Title: President



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OP INCORPORATION

                                       OF

                             SCHOLASTIC BRANDS, INC.


         SCHOLASTIC BRANDS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

         1. The board of directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the board, duly adopted a resolution proposing and declaring advisable, in accordance with
Section 242 of the General Corporation Law of the State of Delaware, the following amendment to the Certificate of Incorporation of the Corporation:

         Article First of the Certificate of Incorporation 0f the Corporation is hereby amended to read in its entirety as follows:

                  "FIRST. The name of the corporation is COMMEMORATIVE BRANDS, INC.

         2. The aforesaid amendment was duly adopted by the written consent of the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 16th day of December, 1996.

                                     By:  /s/ David B. Pittaway
                                          ------------------------------------
                                          Name:  David B.  Pittaway
                                          Title: President

                           COMMEMORATIVE BRANDS, INC.

               CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN
              ERRORS IN THE CERTIFICATE OF DESIGNATIONS OF SERIES A
             PREFERRED STOCK SETTING FORTH THE POWERS, PREFERENCES,
              RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
               OF SUCH PREFERRED STOCK FILED IN THE OFFICE OF THE
              SECRETARY OF STATE OF DELAWARE ON DECEMBER 13, 1996.


         Commemorative Brands, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         1. The name of the corporation is Commemorative Brands, Inc.

         2. That a Certificate of Designations of Series A Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of such Preferred Stock was filed by the Secretary of State of Delaware on December 13, 1996 and that said Certificate requires correction as permitted by Section 103 of the DGCL.

         3. The inaccuracies or deficits of said Certificate to be corrected are as follows:

            (i) the following language was inadvertently omitted from the end of Section 4 of said Certificate; "and other than redemptions or repurchases of shares of Common Stock or other capital stock of the Corporation issued to or held by any officer, director, employee, independent sales representative, or agent of the Corporation or its subsidiaries (including, without limitation, any former officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries) or any employee stock ownership plan or similar trust for the account of any such person;"

            (ii) Sections 1(b) and 6(b) of said Certificate inaccurately reference Section 3(b) instead of Section 3; and

            (iii) the last sentence of Section 3 of said Certificate was inadvertently omitted.



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

         4. Section 1(b) of said Certificate is hereby corrected to read in its entirety as follows:

                  "(b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Series B Preferred Stock, par value $.01 per share, of the Corporation ("Series B Preferred Stock") and the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and shall, at all times and with respect to dividend rights and rights on liquidation, dissolution and winding-up, rank senior to all other classes and series of capital stock of the Corporation, other than capital stock authorized as provided in Section 3, now or hereafter authorized."

         5. Section 3 of said Certificate is hereby corrected to read in its entirety as follows:

                  "Section 3. VOTING RIGHTS.

         "In addition to any voting rights required by law, unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Corporation with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in either case so as to affect adversely any of the preferences, rights, power or privileges of the Series A Preferred Stock or the holders thereof. The outstanding shares of Series A Preferred Stock shall have no voting rights other than as set forth in this Section 3."

         6. Section 4 of said Certificate is hereby corrected to read in its entirety as follows:

                  "Section 4. CERTAIN RESTRICTIONS.

         So long as any share of Series A Preferred Stock shall be issued and outstanding, the Corporation shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, or redeem or otherwise repurchase, any shares of Common Stock or other shares of capital stock of the Corporation tanking, as to dividend rights or rights on liquidation, dissolution or winding up, junior to the Series A Preferred Stock, other than dividends payable in Common Stock or in another stock ranking junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up and other than redemptions or repurchases of shares of Common Stock or other capital stock of the Corporation issued to or held by any officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries (including, without limitation, any former officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries) or any employee stock ownership plan or similar trust for the account of any such person."

         7. Section 6(b) of said Certificate is hereby corrected to read In its entirety as follows:

                           "(b) Neither the consolidation or merger of the
                  Corporation with or into any other person nor the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in each case when permitted by Section 3, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be duly executed by its Chief Executive Officer on this 28 day of January, 1997.

                               COMMEMORATIVE BRANDS, INC.


                               By:  /s/ Jeffrey Brennan
                                    ------------------------------------------
                                    Name:  Jeffrey Brennan
                                    Title: Chief Executive Officer & President

                           COMMEMORATIVE BRANDS, INC.

                             CERTIFICATE OF INCREASE

                                       OF

                            SERIES B PREFERRED STOCK

         The undersigned, being the duly elected and acting vice-president, secretary and treasurer of COMMEMORATIVE BRANDS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. A Certificate of Designations of Series B Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Preferred Stock was filed by the Corporation with the Secretary of State of Delaware on December 13, 1996; and

         2. Pursuant to Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation duly adopted the following resolution by unanimous written consent dated June 2, 1998:

            RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, as amended, the number of shares of the Corporation to be designated as Series B Preferred Stock is hereby increased by 50,000 shares (the "Additional Series B Shares"); and such Additional Series B Shares shall have the same Powers, Preferences, Rights, Qualifications, Limitations and Restrictions as the Series B Preferred Stock so designated prior to the date hereof as set forth in that certain Certificate of Designations of Series B Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on December 13, 1996.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Increase on behalf of the Corporation this 5th day of June, 1998.

                                      COMMEMORATIVE BRANDS, INC.


                                      By: /s/ Clyde W. Walls
                                          -------------------------------------
                                          Name:  Clyde W. Walls
                                          Title: Vice President, Secretary and
                                                 Treasurer

                           COMMEMORATIVE BRANDS. INC.
                           --------------------------

               CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN
                ERRORS IN THE CERTIFICATE OF INCREASE OF SERIES B
                   PREFERRED STOCK FILED IN THE OFFICE OF THE
                 SECRETARY OF STATE OF DELAWARE ON JUNE 28, 1999

         Commemorative Brands, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         1.       The name of the corporation is Commemorative Brands, Inc.

         2. That a Certificate of Increase of Series B Preferred Stock increasing the number of shares designated as Series B Preferred Stock was filed with the Secretary of State of Delaware on June 28, 1999 and that said Certificate requires correction as permitted by Section 103 of the DGCL.

         3. The inaccuracies or defects of said Certificate to be corrected are as follows:

                  (i) The prefatory language of Paragraph 3 of said Certificate incorrectly states that, "the Board of Directors of the Corporation duly adopted the following resolution by unanimous consent dated June 2, 1998."

                  (ii) Said Certificate is incorrectly dated as the "25th day of June, 1998."

         4. The prefatory language of Paragraph 3 of said Certificate is hereby corrected to read in its entirety as follows:

                           "3. Pursuant to Section 151 of the Delaware General
                  Corporation Law, the Board of Directors of the Corporation duly adopted the following resolution by unanimous written consent dated June 25, 1999;"

         5. The date of said Certificate is hereby corrected to read the "25th day of June, 1999."

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Correction on behalf of the Corporation this 13th day of July, 1999.

                                      COMMEMORATIVE BRANDS, INC.


                                      By:  /s/ Clyde W. Walls
                                           ------------------------------------
                                           Name:  C. W. Walls
                                           Title: Vice President, Secretary and
                                                  Treasurer

                              CERTIFICATE OF MERGER

                                       OF

                     COMMEMORATIVE BRANDS ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                           COMMEMORATIVE BRANDS, INC.
                            (A DELAWARE CORPORATION)

         Commemorative Brands, Inc. (the "Company"), which desires to effect the merger (the "Merger") of Commemorative Brands Acquisition Corp. with and into the Company pursuant to the provisions of Section 251 of the General Corporation law of the State of Delaware (the "GCL"), does hereby certify:

         1. The constituent business corporations participating in the Merger are:

                  (i) Commemorative Brands Acquisition Corp., which is incorporated under the laws of the State of Delaware.

                  (ii) Commemorative Brands, Inc., which is incorporated under the laws of the State of Delaware.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of
                  Section 251 of the GCL.

         3. The name of the surviving corporation shall be Commemorative Brands, Inc.

         4. The Certificate of Incorporation of the Company as now in force and effect, shall continue to be the Certificate of Incorporation of the surviving corporation.

         5. The executed Agreement and Plan of Merger between the constituent corporations is on file at Commemorative Brands, Inc., 7211 Circle S Road, Austin, Texas 78745.

         6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of either of the constituent corporations.

Dated:   July 27, 2000

                                      COMMEMORATIVE BRANDS, INC.


                                      By:  /s/ David G. Fiore
                                           ----------------------------------
                                           Name:   David G. Fiore
                                           Title:  President and CEO

                           COMMEMORATIVE BRANDS, INC.
                           --------------------------

                             CERTIFICATE OF INCREASE

                                       OF

                            SERIES B PREFERRED STOCK

         The undersigned, being the duly elected and acting vice-president, secretary and treasurer of COMMEMORATIVE BRANDS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. A Certificate of Designations of Series B Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Preferred Stock was filed by the Corporation with the Secretary of State of Delaware on December 13, 1996; and

         2. A Certificate of Increase of Series B Preferred Stock increasing by 50,000 the number of shares of the Corporation designated as Series B Preferred Stock was filed by the Corporation with the Secretary of State of Delaware on June 10, 1998; and

         3. Pursuant to Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation duly adopted the following resolution by unanimous written consent dated June 2, 1998:

             RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, as amended, the number of shares of the Corporation to be designated as Series B Preferred Stock is hereby increased by 75,000 shares (the "Additional Series B Shares"); and such Additional Series B Shares shall have the same Powers, Preferences, Rights, Qualifications, Limitations and Restrictions as the Series B Preferred Stock so designated prior to the date hereof as set forth in that certain Certificate of Designations of Series B Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on December 13, 1996.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Increase on behalf of the Corporation this 25th day of June, 1998.

                                     COMMEMORATIVE BRANDS, INC.


                                     By:  /s/ Clyde W. Walls
                                          -------------------------------------
                                          Name:  Clyde W. Walls
                                          Title: Vice President, Secretary and
                                                 Treasurer